UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2011

DECISIONPOINT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54200	37-1644635
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19655 Descartes, Foothill Ranch
California, 92610-2609
(Address of principal executive offices) (Zip code)

(949) 465-0065
(Registrant's telephone number, including area code)

 Copies to:
Gregory Sichenzia, Esq.
Thomas A. Rose, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2011, Mr. Ralph Hubregsen, age 52, entered into an Employment Agreement (the “Agreement”) with DecisionPoint Systems, Inc. (the “Company”) to become the Chief Operating Officer of the Company.  Pursuant to the Agreement, Mr. Hubregsen will earn an annual base salary of $275,000 and will also be entitled to an annual bonus calculated pursuant to terms set forth in the Agreement attached hereto as exhibit 10.1.  Additionally, Mr. Hubregsen will be granted options to purchase 50,000 common shares of the Company at an exercise price per share equal to the closing bid price per share on September 1, 2011.  Such options will vest over three years in three equal installments.

From November 2010 until July 2011, Mr. Hubregsen was the Vice President of Worldwide Channels at Symplified, a cloud security company that provides a SaaS-based single sign-on and identity access management solution.  From March 2009 until July 2011, Mr. Hubregsen was the President of Venado Technologies, a company that he founded, and which is an integrator of innovative software and service solutions for large commercial enterprise accounts, and Federal and State government agencies, where he was responsible for negotiating and managing several multi-million dollar contracts with a number of Federal agencies.  Prior to that Mr. Hubregsen served as Vice President of Sales at MonoSphere, Inc., which was sold to Quest Software in December 2008.

In addition to founding Venado Technologies, Mr. Hubregsen founded the Saillant Consulting Group in 1998, which specialized in the delivery of content management and document management solutions for large Fortune 500 companies and federal agencies.  Between 1995 and 1997, Mr. Hubregsen served as Vice President of Western Field Operations for Peak Technologies Group after Peak purchased Innovative Products and Peripherals (“IPPC”), a company also founded by Mr. Hubregsen and his partners.  IPPC was a provider of mobility solutions for the industrial marketplace.  Mr. Hubregsen holds an MBA from the University of Denver and BA from Saint Michael's College.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated September 1, 2011, among Ralph S. Hubregsen and DecisionPoint Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECISIONPOINT SYSTEMS, INC.

Dated: September 15, 2011	By:	/s/ Donald W. Rowley
Name: Donald W. Rowley
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement, dated September 1, 2011, among Ralph S. Hubregsen and DecisionPoint Systems, Inc.